United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

February 4, 2014 (February 3, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

 Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01      Other Events.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On February 3, 2014, Debtors Front President Inc., Delta Aframax Corporation, Epsilon Aframax Corporation, Maple Tanker Corporation and Oak Tanker Corporation (the “Debtor Sellers”) each entered into one of five “stalking horse” asset sale agreements (the “Purchase Agreements”) with Shipco 1, L.L.C., Shipco 2, L.L.C., Shipco 3, L.L.C., Shipco 4, L.L.C. and Shipco 5, L.L.C (the “Purchasers”), respectively, for the sale of certain of the Debtor Sellers’ assets, including five vessels that are collateral for secured financing provided by the Export-Import Bank of China (the “Assets”) for a total cash purchase price of $255 million (the “Purchase Price”). The five vessels include three very large crude carriers (VLCCs) and two aframax tankers. The Purchasers are subsidiaries of Ship Acquisition Co., LLC, a joint venture between affiliates of GSO Capital Partners LP (“GSO”) and Euronav N.V. The Purchase Agreements are subject to the approval of the Bankruptcy Court and to the outcome of an auction whereby higher and better offers for the purchase of the Assets may be made, pursuant to the bidding procedures proposed by the Debtors.

The Purchasers’ obligations in the Purchase Agreements are guaranteed by six GSO-affiliated investment funds. Pursuant to the Purchase Agreements, the Debtor Sellers will pay the Purchasers a break-up fee of 2.75% of the Purchase Price, or $7,012,500, and up to $1,000,000 in reasonable and documented fees, out-of-pocket costs and expenses incurred in connection with preparing, negotiating, and executing the Purchase Agreements in the event the Purchase Agreements are cancelled under certain circumstances, after the bidding procedures are approved by the Bankruptcy Court, where the Purchasers are not in breach of the Purchase Agreements (the “Bid Protections”).

The Debtors filed with the Bankruptcy Court a motion (the “Motion”) seeking, inter alia, the Bankruptcy Court’s (i) authorization of the entry by the Debtor Sellers into the Purchase Agreements; (ii) authorization and approval of certain bidding procedures for the sale of the Assets, including granting administrative expense status to the Bid Protections; and (iii) subject to the results of the auction, authorization and approval of the sale of the Assets to the successful bidders, free and clear of all encumbrances, pursuant to section 363(f) of the Bankruptcy Code.

The Motion is available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing web site or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: February 4, 2014	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary